Exhibit 99.1

IDEXX Laboratories Elects Dr. Asha S. Collins to Board of Directors

WESTBROOK, Maine, Nov. 12, 2020 /PRNewswire/ -- IDEXX Laboratories, Inc. (NASDAQ: IDXX), a global leader in veterinary diagnostics, veterinary practice software and water microbiology testing, announced today the election of Dr. Asha S. Collins, Head of U.S. Clinical Operations of Genentech, a biotechnology company and member of the Roche Group, to the Company's Board of Directors, effective November 11, 2020.

"We are pleased to welcome Asha to the IDEXX Board of Directors," said Larry Kingsley, the Company's Board Chair. "Asha is a proven entrepreneur, innovator and values-based leader in the healthcare field, and we are confident she will bring a deep scientific understanding, as well as valuable strategic, operational and management experience at life science and healthcare companies, to our Board."

"I am excited to join the board of a purpose-driven company that leads through innovation to enhance the health and well-being of pets, people and livestock," said Dr. Collins. "I look forward to working closely with my fellow directors and the IDEXX leadership team to deliver on our purpose while creating long-term value for our stakeholders."

Dr. Collins has served as the Head of U.S. Clinical Operations at Genentech since May 2018. Prior to joining Genentech, Dr. Collins held several senior leadership positions at McKesson Corporation between September 2014 and March 2018, including Vice President of Clinical Sourcing and Business Development from November 2015 to March 2018 and Senior Director, Corporate Strategy and Business Development from September 2014 to November 2015. She was previously Principal Consultant at Quintiles from 2011 to 2014 and Manager at Deloitte Consulting from 2008 to 2011. In July 2019, Dr. Collins was selected as a Health Innovators Fellow by The Aspen Institute. Dr. Collins received her Bachelor of Science degree from the University of Pittsburgh and her PhD in Cancer Biology and Microbiology from the University of Wisconsin-Madison.

About IDEXX Laboratories
IDEXX Laboratories, Inc. is a member of the S&P 500® Index and is a leader in pet healthcare innovation, serving practicing veterinarians around the world with a broad range of diagnostic and information technology-based products and services. IDEXX products enhance the ability of veterinarians to provide advanced medical care, improve staff efficiency, and build more economically successful practices. IDEXX is also a worldwide leader in providing diagnostic tests and information for livestock and poultry and tests for the quality and safety of water and milk and point-of-care and laboratory diagnostics for human medicine. Headquartered in Maine, IDEXX employs more than 9,000 people and offers products to customers in over 175 countries. For more information about IDEXX, visit: www.idexx.com.

Note Regarding Forward-Looking Statements

This news release contains or may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the use of words such as "expects," "may," "anticipates," "intends," "would," "will," "plans," "believes," "estimates," "should," "project," and similar words and expressions. These forward-looking statements are intended to provide our current expectation or forecasts of future events; are based on current estimates, projections, beliefs, and assumptions; and are not guarantees of future performance. Actual events or results may differ materially from those described in the forward-looking statements, as well as a number of assumptions concerning future events. These statements are subject to risks, uncertainties, assumptions and other important factors. Readers are cautioned not to put undue reliance on such forward-looking statements because actual results may vary materially from those expressed or implied. The reports filed by IDEXX pursuant to United States securities laws contain discussions of some of these risks and uncertainties. IDEXX assumes no obligation to, and expressly disclaims any obligation to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Readers are advised to review IDEXX's filings with the United States Securities and Exchange Commission (which are available from the SEC's EDGAR database at www.sec.gov and via IDEXX's website at www.idexx.com).

Contact:

Investor Relations
John Ravis
1-207-556-8155
investorrelations@idexx.com